UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2007
TeleTech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
9197 S. Peoria Street, Englewood, Colorado 80112
(Address of principal executive offices, including Zip Code)
Telephone Number: (303) 397-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On November 12, 2007, TeleTech Holdings, Inc., through its indirect subsidiary, TeleTech Europe B.V. (“TT Europe”) agreed to sell its 60% equity interest in TeleTech Services (India) Ltd. (“TT India”), a joint venture formed in 2003 with Bharti Ventures Limited (“Bharti”).
TT Europe and its wholly-owned subsidiary, Customer Solutions Mauritius (“CSM”), and TT India, entered into a share transfer agreement (the “Agreement”) with World Focus, a wholly-owned subsidiary of Aegis BPO Services Limited (“Aegis”) under which TT Europe agreed to sell 100% of the shares of CSM to World Focus. CSM owns 60% of the outstanding equity interests of TT India. The purchase price for the equity interest is $7,780,000 payable in cash at closing, except that 10% of the purchase price will be held in escrow pursuant to an escrow agreement to secure certain representations, warranties and covenants of TT Europe and CSM for a period of 12 months. The closing is subject to customary closing conditions and is expected to occur on or before the end of the fourth quarter of 2007.
On November 12, 2007, Bharti agreed to sell the other 40% of the equity interests of TT India to Aegis for approximately $5,220,000 in cash, 10% of which will be held in escrow pursuant to an escrow agreement to secure certain representations, warranties and covenants of Bharti for a period of 12 months.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.
The Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this Form 8-K, the Agreement is not intended to be a source of factual, business or operational information about TT India, CSM or TT Europe.
Item 9.01. Financial Statements and Exhibits.
    (c) Exhibits

Exhibit No.	Description

10.1	Stock Transfer Agreement by and among TeleTech Europe, B.V., Customer Solutions Mauritius, TeleTech Services (India) Ltd. and World Focus, dated November 12, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
By:	/s/ Kenneth D. Tuchman

KENNETH D. TUCHMAN
Chief Executive Officer

Dated: November 16, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Transfer Agreement by and among TeleTech Europe, B.V., Customer Solutions Mauritius, TeleTech Services (India) Ltd. and World Focus, dated November 12, 2007